CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Mutual Fund Series Trust. Such reference appears in the Catalyst/Lyons Hedged Premium Return Fund’s Statement of Additional Information under the heading “Independent Registered Public Accounting Firm.”

                                                                                BBD, LLP

Philadelphia, Pennsylvania

December 20, 2013